SECURITY INCOME FUND
FILE NO. 811-2120
CIK NO. 0000088498

A SPECIAL  MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON JULY 19,  2002.  THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

PROPOSAL:  To elect eleven  Trustees of the Portfolio to hold office until their respective  successors  have been duly  elected  and  qualified  or until  their earlier resignation or removal.

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                                       VOTES*
                           ------------------------------     TOTAL NUMBER OF
  TRUSTEE NOMINEE               FOR            WITHHOLD        SHARES VOTED
  ---------------------------------------------------------------------------
  Richard R. Burt          35,498,469.895     180,118.429     35,678,588.324
  ---------------------------------------------------------------------------
  S. Leland Dill           35,495,924.611     182,663.713     35,678,588.324
  ---------------------------------------------------------------------------
  Martin J. Gruber         35,498,342.895     180,245.429     35,678,588.324
  ---------------------------------------------------------------------------
  Joseph R. Hardiman       35,497,625.338     180,962.986     35,678,588.324
  ---------------------------------------------------------------------------
  Richard J. Herring       35,497,581.037     181,007.287     35,678,588.324
  ---------------------------------------------------------------------------
  Graham E. Jones          35,495,924.611     182,663.713     35,678,588.324
  ---------------------------------------------------------------------------
  Rebecca W. Rimel         35,497,708.037     180,880.287     35,678,588.324
  ---------------------------------------------------------------------------
  Philip Saunders, Jr.     35,498,469.895     180,118.429     35,678,588.324
  ---------------------------------------------------------------------------
  William N. Searcy        35,497,708.037     180,880.287     35,678,588.324
  ---------------------------------------------------------------------------
  Robert H. Wadsworth      35,498,469.895     180,118.429     35,678,588.324
  ---------------------------------------------------------------------------
  Richard T. Hale          35,495,924.611     182,663.713     35,678,588.324
  ---------------------------------------------------------------------------

PROPOSAL:  To approve a new investment  advisory agreement between the Portfolio and Deutsche Asset Management, Inc.

       -----------------------------------------------------------------
                                   VOTES**
                          --------------------------     TOTAL NUMBER OF
            FOR           AGAINST        ABSTENTIONS      SHARES VOTED
       -----------------------------------------------------------------
       35,461,364.551     81,338.068     135,885.705     35,678,588.324
       -----------------------------------------------------------------